SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 24, 2012

BLUEGREEN CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

0-19292	03-0300793
(Commission File Number)	(IRS Employer Identification No,)

4960 Conference Way North, Suite 100, Boca Raton, Florida 33431

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (561) 912-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

$40 Million Timeshare Receivables Purchase Facility

On December 24, 2012, Bluegreen Corporation (“Bluegreen”) amended and renewed its timeshare receivables purchase facility with Branch Banking and Trust Company (“BB&T”) (the “BB&T Purchase Facility). The BB&T Purchase Facility provides for the financing of our timeshare receivables at an advance rate of 67.5% through the revolving advance period ending December 17, 2013, subject to the terms of the facility, eligible collateral and customary terms and conditions. The BB&T Purchase Facility allows for maximum outstanding borrowings of $40.0 million and matures thirty-six (36) months after the revolving advance period has expired (such period the “Term-Out Period”), or earlier as provided under the facility. The interest rate on the BB&T Purchase Facility prior to the commencement of the Term-Out Period will be the LIBOR rate plus 3.5%, but will increase to the LIBOR rate plus 5.5% during the Term-Out Period. The LIBOR rate is subject to a floor of 0.75%.

Additionally, subject to the terms of the facility, Bluegreen will receive the excess cash flows generated by the receivables sold (excess meaning after customary payments of fees, interest and principal under the facility) until the commencement of the Term-Out Period, at which point all of the excess cash flow will be paid to BB&T until the outstanding balance is reduced to zero.

The BB&T Purchase Facility is nonrecourse and is not guaranteed by Bluegreen.

As of December 24, 2012, the availability under the BB&T Purchase Facility was $40.0 million.

EXHIBIT INDEX

10.101 -	Fifth Amended and Restated Indenture, Standard Definitions, dated as of December 1, 2012, among BXG Timeshare Trust I, as Issuer, Bluegreen Corporation, as Servicer, Vacation Trust, Inc., as Club Trustee, Concord Servicing Corporation, as backup servicer, U.S. Bank National Association, as Indenture Trustee, Paying Agent, and Custodian and Branch Banking and Trust Company, as Agent.
10.103 -	Omnibus Amendment No. 11, dated as of December 1, 2012, by and among, BXG Timeshare Trust I, as Issuer, Bluegreen Timeshare Finance Corporation I, as Depositor, Bluegreen Corporation, as Servicer, Vacation Trust, Inc., as Club Trustee, Concord Servicing Corporation, as Backup Servicer, U.S. Bank National Association as Custodian and as Indenture Trustee, and Branch Banking and Trust Company, as Agent and U.S. Bank National Association, as Paying Agent, the Required Purchasers, GSS Holdings, Inc., as Trust Owner, and Wilmington Trust Company, as Owner Trustee.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2012

By:	/S/ ANTHONY M. PULEO
Anthony M. Puleo
Senior Vice President, Chief Financial Officer & Treasurer